Exhibit 99.1

Broadridge Acquires Forefield, Inc., Leading Provider of Real-time Sales,

Education, and Client Communication Solutions

Lake Success, New York – December 2, 2010 – As part of its strategy to expand the electronic communication solutions in its Investor Communications business, Broadridge Financial Solutions, Inc. (NYSE:BR) today announced it has acquired Forefield, Inc., a leading provider of real-time sales, education, and client communication solutions for financial institutions and their advisors, for a purchase price of $19.5 million.

Forefield’s web-based platform enables financial advisors to deliver current and concise educational and marketing materials to their clients. The integration of Forefield’s content with the Broadridge platform will provide Broadridge clients with access to more than 3,000 pieces of financial planning content including articles and client presentations, monthly and weekly newsletters, time sensitive flash videos, seminars, and interactive calculators designed to help investors make informed decisions about their financial future. Resources are continuously updated to reflect current legislation and industry trends and are written to satisfy applicable FINRA compliance requirements.

Last year, more than 60,000 financial advisors at 145 enterprises used Forefield’s educational and marketing content to effectively communicate with investors and manage their business. Many of those same enterprises also utilize Broadridge’s leading distribution solutions to deliver regulatory and transactional information to investors.

“Uniting Forefield’s content and tools with Broadridge’s investor communications platform enables Broadridge to provide a single access point through which financial institutions and their advisors can manage the full range of materials they need to serve their clients. This powerful solution will help advisors grow their business,” stated Doug DeSchutter, President, Customer Communications, Broadridge. “This transaction both accelerates Broadridge’s e-strategy and is economically attractive, with an expected return on investment in excess of 20 percent. We look forward to integrating Forefield’s innovative technology and team of financial content experts into Broadridge,” Mr. DeSchutter added.

“Joining Broadridge gives Forefield access to unique content, applications, and resources that will help us execute our mission to assist financial institutions and their advisors to efficiently deliver relevant and compliant sales and educational materials while growing Forefield’s solution suite to meet the industry’s booming demand for enhanced methods of investor communications,” commented Brent Delehey, Chief Executive Officer, Forefield, Inc. “We are very excited about combining Forefield and Broadridge technologies and together providing effective and efficient communication solutions for the financial services industry,” Mr. Delehey added.

About Broadridge

Broadridge is a technology services company focused on global capital markets. Broadridge is the market leader enabling secure and accurate processing of information for communications and securities transactions among issuers, investors and financial intermediaries. Broadridge builds the infrastructure that underpins proxy services for over 90% of public companies and mutual funds in North America; processes more than $3 trillion in fixed income and equity trades per day; and saves companies billions annually through its technology solutions. For more information about Broadridge, please visit www.broadridge.com.

Forward-Looking Statements

This press release and other written or oral statements made from time to time by representatives of Broadridge may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not historical in nature, and which may be identified by the use of words like “expects,” “assumes,” “projects,” “anticipates,” “estimates,” “we believe,” “could be” and other words of similar meaning, are forward-looking statements. These statements are based on management’s expectations and assumptions and are subject to risks and uncertainties that may cause actual results to differ materially from those expressed. These risks and uncertainties include those risk factors discussed in Part I, “Item 1A. Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended June 30, 2010 (the “2010 Annual Report”), as they may be updated in any future reports filed with the Securities and Exchange Commission. Any forward-looking statements are qualified in their entirety by reference to the factors discussed in the 2010 Annual Report. These risks include: the success of Broadridge in retaining and selling additional services to its existing clients and in obtaining new clients; the pricing of Broadridge’s products and services; changes in laws and regulations affecting the investor communication services provided by Broadridge; declines in participation and activity in the securities markets; overall market and economic conditions and their impact on the securities markets; any material breach of Broadridge security affecting its clients’ customer information; the failure of Broadridge’s outsourced data center services provider to provide the anticipated levels of service; any significant slowdown or failure of Broadridge’s systems or error in the performance of Broadridge’s services; Broadridge’s failure to keep pace with changes in technology and demands of its clients; Broadridge’s ability to attract and retain key personnel; the impact of new acquisitions and divestitures; and competitive conditions. Broadridge disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact Information

Investors:

Rick Rodick

Broadridge Financial Solutions, Inc.

Vice President, Investor Relations

(516) 472-5474

Media Contact:	Broadridge Media Contact:
Ed Orgon	Arlene Driscoll
The Torrenzano Group	Broadridge Financial Solutions, Inc.
+1 (212) 681-1700, ext. 102	+ 1 (212) 981-1347
ed@torrenzano.com	Arlene.Driscoll@broadridge.com